UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

_______________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 22, 2016

_______________________________________________________

SYNNEX CORPORATION
(Exact name of registrant as specified in its charter)

 _______________________________________________________

Delaware	001-31892	94-2703333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

44201 Nobel Drive Fremont, California	94538
(Address of principal executive offices)	(Zip Code)
(510) 656-3333
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

_______________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

SYNNEX held an Annual Meeting of Stockholders on March 22, 2016, at which the following occurred:

Proposal 1 : Election of ten directors to hold office until the 2017 Annual Meeting of Stockholders:

ELECTION OF DIRECTOR	FOR	WITHHELD	BROKER NON-VOTES
Dwight Steffensen	36,505,188	15,215	1,469,693
Kevin Murai	36,505,816	14,587	1,469,693
Fred Breidenbach	36,490,606	29,797	1,469,693
Hau Lee	36,491,231	29,172	1,469,693
Matthew Miau	33,682,238	2,838,165	1,469,693
Dennis Polk	36,505,393	15,010	1,469,693
Gregory Quesnel	36,516,404	3,999	1,469,693
Thomas Wurster	36,516,187	4,216	1,469,693
Duane Zitzner	36,509,579	10,824	1,469,693
Andrea Zulberti	36,516,534	3,869	1,469,693

Proposal 2 : The advisory vote to approve SYNNEX' executive compensation was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
36,389,142	127,242	4,019	1,469,693

Proposal 3 : The vote on a proposal to approve the SYNNEX Corporation 2016 Management Incentive Plan was as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
36,376,084	140,695	3,624	1,469,693

Proposal 4 : The vote to ratify the selection by the Audit Committee of the Board of Directors of KPMG LLP as SYNNEX' independent registered public accountants was as follows:

FOR	AGAINST	ABSTAIN
37,924,966	9,239	55,891

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 25, 2016
SYNNEX CORPORATION

By:	/s/ Simon Y. Leung
Simon Y. Leung
Senior Vice President, General Counsel and
Corporate Secretary